Exhibit 3.43

ARTICLES OF INCORPORATION

OF

SAGE SYSTEMS, INC.

The undersigned, for the purposes of forming a corporation under and pursuant to the provisions of law of the state of Washington and in pursuance thereof, hereby adopts the following Articles of Incorporation.

ARTICLE I

The name of the corporation shall be:

SAGE SYSTEMS, INC.

ARTICLE II

The duration of the corporation shall be perpetual.

ARTICLE III

The purposes for which the corporation is organized and the powers which it shall have and may exercise to carry out such purposes are to engage in any activity or business not in conflict with the laws of the state of Washington or the United States and to have the power to take all lawful action necessary and/or convenient to carry out such purposes, and without limiting the generality of the foregoing, specifically;

1.                                       To engage in data processing service, consulting, brokerage financing and related services.

2.                                       In furtherance of and not in limitation of the general powers inferred by the laws of the state of Washington, it is expressly provided that this corporation shall also have the following powers –

(a)                                  To purchase or otherwise acquire, so far as permitted by law, the whole or any part of the undertaking and business of any person, firm or corporation engaged in a business of the same general character as that for which this corporation is organized, and the property and liability, including the goodwill, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.

(b)                                 To purchase or otherwise acquire, and to hold, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in, lands and leaseholds, and any interests, estate and rights in real property and any personal and mixed property, and any franchises, rights, business or privileges necessary, convenient and appropriate for any of the purposes herein expressed.

(c)                                  To acquire by purchase, subscription, or otherwise, and to hold for investments or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stocks, bonds, or any obligations or securities of this or any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law. However, money or property of this corporation shall not be used for purchase of shares of it’s own stock when such use would cause any impairment of the capital of the corporation, and the corporation shall not be entitled to vote, either directly or indirectly, on any shares of it’s own stock which it may hold.

(d)                                 To borrow money, and to make an issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise without limit as to amount, except as may be prohibited by statute, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every kind and description.

(e)                                  To conduct and carry on it’s business, or any part thereof, and to have one or more offices, and to exercise all or any of it’s corporate powers and rights in the State of Washington, and in the various states, territories, colonies and dependencies of the United States, and the District of Columbia and in all or any foreign country.

(f)                                    To enter into, make, perform and carry out contracts of every kind for any lawful purpose pertaining to it’s business, with any individual, entity, firm, association or corporation, or with any government, municipality or public authority, domestic or foreign.

(g)                                 To do any and all of the things to the same extent a natural person might or could do and in any part of the world as principals, agents, contractors, trustees, or otherwise, either alone or in the company of others.

(h)                                 To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms, or individuals, and to do every act or acts, thing or things, incidental or appertant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof: provided, the same be not inconsistent with the laws under which this corporation is organized.

(i)                                     To have such powers as are conferred on corporations under the laws of this state.

ARTICLE IV

The capital of this corporation shall be $50,000 consisting of 500,000 shares of common stock with par value of $0.10 per share. Capital stock may be issued by the corporation from time to time for such consideration, including (without limitation) labor, services, money or property, as may be fixed by resolution of Board of Directors.

ARTICLE V

No holders of shares of stock of this corporation shall be entitled as such as a matter of right to subscribe for, purchase, or otherwise acquire any share of stock of this corporation of any class, whether now or hereafter authorized, or any securities convertible into shares of stock of this corporation on a pro-rata basis with all other shareholders.

ARTICLE VI

The Registered Agent of the corporation shall be Deborah L. Hamilton and the Registered Office of the corporation shall be 15005 116th Pl. N.E., Bothell, Washington, 98011.

ARTICLE VII

In voting for directors or for any other matter on which the shareholders are required to vote, the shares shall be cumulative as to such votes. The Board of Directors is authorized to determine all of the other rights and restrictions of share holders in the By-Laws.

ARTICLE VIII

Every director and officer shall be indemnified against all liabilities, civil and criminal, incurred in relation to his duties, including all reasonable costs of defense, except to the extent that he shall have been finally adjudged to be liable for negligence or misconduct in the matter out of which the liability arises.

ARTICLE IX

The number of directors of this corporation shall be such numbers as determined by the Board of Directors, but not less than three (3), (except where all shares are owned of record by fewer than three (3) shareholders, in which case, the number of directors shall not be less than the number of such shareholders.) The names and post office addresses of the first director, who will manage the affairs of the corporation from the time of it’s organization until their successors are elected and qualified at the first annual meeting, or as follows:

Deborah L. Hamilton, 15005 116th Pl. N.E., Bothell, Washington, 98011

ARTICLE X

The authority to make by-laws and to repeal and amend the same is vested in the Board of Directors, subject to the power of the shareholders to change or repeal the same.

ARTICLE XI

These Articles of incorporation may be amended by a vote of the stockholders present at any annual meeting or at a special meeting called for such purpose, and such amended Articles shall be filed in the same manner as these Articles.

ARTICLE XII

The name and address of the person forming the corporation is as follows:

Deborah L. Hamilton, 15005 116th Pl. N.E., Bothell, Washington, 98011

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 3rd day of February, 1986.

/s/ Deborah L. Hamilton

State of Washington	)
) ss.
County of King	)

On this day personally appeared before me Deborah L. Hamilton to me known as the individual described in and who executed the foregoing Articles of Incorporation, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official seal the 3 day of February, 1986.

/s/ Karen L. Day
Notary Public in and for the State of Washington, residing at Bellevue.

Consent of Registered Agent

I, Deborah L. Hamilton, give my consent and authorization to Sage Systems, Inc. to use my name as their registered agent.

February 4, 1986	Date

/s/ Deborah L. Hamilton
Deborah L. Hamilton

FOR OFFICE USE ONLY

ARTICLES OF AMENDMENT WASHINGTON PROFIT CORPORATION (Per Chapter 23B. 10 RCW)
• Please PRINT or TYPE in black ink	FEE: $30
• Sign, date and return original AND ONE COPY to:
EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
CORPORATIONS DIVISION 801 CAPITOL WAY SOUTH • PO BOX 40234 OLYMPIA, WA 98504-0234	INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE
FOR OFFICE USE ONLY
• BE SURE TO INCLUDE FILING FEE. Checks should be made payable to “Secretary of State”	FILED: 01 / 05 / 2005

IMPORTANT! Person to contact about this filing Alan Koslow	Daytime Phone Number (with area code) (305) 666-1861, ext. 7149

AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) SAGE SYSTEMS, INC.
UBI NUMBER 600 642 627	CORPORATION NUMBER (If known)	AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON
		Date:	January 3, 2005

EFFECTIVE DATE OF ARTICLES OF AMENDMENT	(Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
	☐ Specific Date:		☒ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

☐ Incorporators. Shareholders action was not required
☐ Board of Directors. Shareholders action was not required
☒ Duly approved shareholder action in accordance with Chapter 23B.10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

If amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

 Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“ARTICLE I

 The name of the corporation shall be: XYZII, Inc.”

SIGNATURE OF OFFICER This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.
/s/ W. Carl Drew	W. Carl Drew	1/3/05
Signature of Officer	Printed Name	Date

INFORMATION AND ASSISTANCE- 360/753/7115 (TDD - 360/753-1485)

005-002-(9/00)

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